Exhibit 99.2

SSTI Transaction Employee Letter from Ralph

Subject: SoundThinking’s Next Chapter

Team,

Helping create safer communities for our families, friends and neighbors has always been at the heart of our business. Over the past several years, we have built upon that foundation, evolving from a single-product company into a broader public safety technology platform with an integrated portfolio of innovative, data-driven solutions. We are proud of the progress we have made expanding our capabilities and supporting agencies across the country in delivering safer, stronger outcomes for the people they serve. Today marks another important milestone in our company’s history as we begin the next phase of advancing that mission.

This morning, we announced that Transom Capital Group (“Transom”) has agreed to acquire SoundThinking for $8.00 per share in cash, plus a contingent value right (“CVR”) that provides shareholders with the opportunity to receive up to an additional $3.00 per share if we achieve certain revenue milestones.

By way of background, Transom is a seasoned investor that works collaboratively alongside companies and their teams to capture new growth opportunities. As we have gotten to know their team throughout this process, it has become clear that they are the right partner for SoundThinking. Their interest in SoundThinking is a testament to the importance of our mission, the caliber of our team and the many exciting opportunities ahead of our business.

We believe that our agreement with Transom maximizes value for shareholders while best positioning SoundThinking for our next phase of success. Our Board of Directors regularly evaluates opportunities available to the Company and our standalone plans. Given the dynamic market environment, we believe that moving forward as a private company with Transom will enable us to operate with greater flexibility to better support customers and deliver on our mission of helping communities become safer and more resilient through data and technology.

Next Steps

While this is an exciting day for SoundThinking, this announcement is the first step in a process and nothing is changing today. The transaction is expected to close in the fourth quarter of 2026, subject to customary closing conditions, including the completion of the tender offer by Transom for our shares. Until then, we remain a standalone company, and our commitments to our customers, partners and communities are unchanged.

We are committed to keeping you informed as we move forward, starting with a town hall at 10:00 AM PT today to discuss this news and what it means for our business and for you in more detail. In the meantime, we have attached a “Frequently Asked Questions” document to help address immediate questions you may have.

We recognize that these types of announcements are likely to draw increased attention on our Company, and it is important that we speak with one voice. If you are contacted regarding today’s news, please direct all inquiries to me.

On behalf of the entire executive team, thank you for everything you have done – and continue to do – to support our company, our customers and our communities.

Best,

Ralph

Additional Information and Where to Find It

In connection with the proposed transaction, Parent and Merger Sub will commence a tender offer for all of the outstanding shares of common stock of the Company. The tender offer described in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities of the Company. The solicitation and the offer to purchase shares of the Company’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Transom intends to file with the Securities and Exchange Commission (the “SEC”). In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.

Once filed, investors will be able to obtain a free copy of these materials and other documents filed by the Company and Transom with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “Investor Relations” section of the Company’s website at ir.soundthinking.com.

INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE OFFER TO PURCHASE AND THE SOLICITATION/RECOMMENDATION STATEMENT OF THE COMPANY, AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE PROPOSED TRANSACTION THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements that refer to the transaction positioning the Company’s business for the future and enabling the Company to operate with greater flexibility as a private company; and statements regarding the structure, timing, and completion of the proposed transaction between Transom and the Company. Forward-looking statements often address expected future business and financial performance and often contain words such as “expect,” “anticipate,” “should,” “believe,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “could,” “intend,” and similar expressions. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control and are not guarantees of future results. These forward-looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such statements, events or results may not accurately indicate the timing of, or the date by which, such events or results will be consummated or achieved, if at all. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in these statements. You should not place undue reliance on these forward-looking statements. Such risks, uncertainties and contingencies include, among others: (i) the satisfaction or waiver of closing conditions to the potential transaction in the anticipated timeframe or at all; (ii) uncertainty as to how many of the Company’s stockholders will tender their shares in the tender offer and the possibility that the acquisition does not close; (iii) the expected timing of the potential transaction; (iv) the possibility that competing offers will be made; (v) the effect of the announcement of the potential transaction on the Company’s business relationships, including with partners, customers and employees; (vi) the magnitude of transaction-related costs associated with the potential transaction and the possibility that anticipated synergies and other anticipated benefits of the potential transaction will not be realized in the amounts expected, within the expected timeframe or at all; (vii) the risk of litigation and/or regulatory actions related to the proposed transaction; (viii) the risk that milestones under the CVRs will not be reached and that payments under the CVRs will not be made; (ix) the risk that the Company’s stock price may fluctuate during the pendency of the transaction; (x) the response of competitors and other market participants to the potential transaction; (xi) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (xii) the diversion of the Company’s or Transom’s respective management’s time and attention from ongoing business operations and opportunities; (xiii) difficulties or unanticipated expenses in connection with integrating the parties’ operations, products and employees; (xiv) the expected tax treatment of the potential transaction; (xv) the impact of global macroeconomic conditions on the Company’s business; and (xvi) other circumstances beyond the Company’s and Transom’s control, including those included elsewhere in the Company’s periodic filings with the SEC. There can be no assurance that the potential transaction described above will in fact be consummated in the manner described or at all. Stockholders, investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete. For additional information on identifying factors that may cause actual results to vary from those stated in forward-looking statements, please see the Company’s most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and subsequent Quarterly Reports on Form 10-Q and other SEC filings. These forward-looking statements are made as of the date of this communication and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Except as required by applicable law, neither the Company nor Transom undertakes any duty or obligation to update any forward-looking statements contained in this communication as a result of new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.